Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form S-1 of our report, dated March 25, 2020 and October 14, 2020, on our audits of the consolidated financial statements of H/Cell Energy Corporation as of and for the years ended December 31, 2019 and 2018.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

October 14, 2020